Exhibit 8.1

List of Subsidiaries

Serial No.	Name of company	Domicile of company	Footnote
Subsidiaries
1	Deutsche Bank Aktiengesellschaft	Frankfurt am Main
2	ABFS I Incorporated	Lutherville-Timonium
3	Alex. Brown Financial Services Incorporated	Lutherville-Timonium
4	Alex. Brown Investments Incorporated	Lutherville-Timonium
5	Alfred Herrhausen Gesellschaft mbH i.L.	Berlin
6	Argent Incorporated	Lutherville-Timonium
7	Baldur Mortgages Limited	London
8	Betriebs-Center für Banken AG	Frankfurt
9	Better Financial Services GmbH	Berlin
10	Better Payment Germany GmbH	Berlin
11	BHW - Gesellschaft für Wohnungswirtschaft mbH	Hameln
12	BHW Bausparkasse Aktiengesellschaft	Hameln
13	BHW Holding GmbH	Hameln
14	Borfield Sociedad Anonima	Montevideo
15	Breaking Wave DB Limited	London
16	BT Globenet Nominees Limited	London
17	Cardea Real Estate S.r.l.	Milan
18	Caribbean Resort Holdings, Inc.	New York	1
19	Cathay Advisory (Beijing) Co., Ltd.	Beijing
20	Cathay Asset Management Company Limited	Ebène
21	Cathay Capital Company (No 2) Limited	Ebène
22	China Recovery Fund, LLC	Wilmington
23	Cinda - DB NPL Securitization Trust 2003-1	Wilmington	1
24	Consumo Srl in Liquidazione	Milan
25	D B Investments (GB) Limited	London
26	D&M Turnaround Partners Godo Kaisha	Tokyo
27	DB (Barbados) SRL	Christ Church
28	DB (Malaysia) Nominee (Asing) Sdn. Bhd.	Kuala Lumpur

Serial No.	Name of company	Domicile of company	Footnote
29	DB (Malaysia) Nominee (Tempatan) Sendirian Berhad	Kuala Lumpur
30	DB Advisory Services S.A.S.	Bogotá
31	DB Alex. Brown Holdings Incorporated	Wilmington
32	DB Aotearoa Investments Limited	George Town
33	DB Beteiligungs-Holding GmbH	Frankfurt
34	DB Boracay LLC	Wilmington
35	DB Capital Markets (Deutschland) GmbH	Frankfurt
36	DB Cartera de Inmuebles 1, S.A.U.	Madrid
37	DB Chestnut Holdings Limited (in voluntary liquidation)	George Town
38	DB Commodity Financing Limited	London
39	DB Corporate Advisory (Malaysia) Sdn. Bhd.	Kuala Lumpur
40	DB Direkt GmbH	Frankfurt
41	DB Equipment Leasing, Inc.	New York
42	DB Finance (Delaware), LLC	Wilmington
43	DB Global Technology SRL	Bucharest
44	DB Global Technology, Inc.	Wilmington
45	DB Group Services (UK) Limited	London
46	DB Holdings (New York), Inc.	New York
47	DB HR Solutions GmbH	Frankfurt
48	DB Industrial Holdings Beteiligungs GmbH & Co. KG	Luetzen	2
49	DB Industrial Holdings GmbH	Luetzen
50	DB Intermezzo LLC	Wilmington
51	DB Internal Funding Limited	London
52	DB International (Asia) Limited	Singapore
53	DB International Investments Limited	London
54	DB International Trust (Singapore) Limited	Singapore
55	DB Investment Partners Limited	London
56	DB Investment Partners Pte. Ltd.	Singapore
57	DB Investment Services GmbH	Frankfurt
58	DB IROC Leasing Corp.	New York
59	DB London (Investor Services) Nominees Limited	London
60	DB Management Support GmbH	Frankfurt
61	DB Nominees (Hong Kong) Limited	Hong Kong
62	DB Nominees (Jersey) Limited	St. Helier
63	DB Nominees (Singapore) Pte Ltd	Singapore
64	DB Omega Ltd.	George Town
65	DB Operaciones y Servicios Interactivos, S.L.U.	Madrid

Serial No.	Name of company	Domicile of company	Footnote
66	DB Overseas Finance Delaware, Inc.	Wilmington
67	DB Overseas Holdings Limited	London
68	DB Print GmbH	Frankfurt
69	DB Private Clients Corp.	Wilmington
70	DB Private Wealth Mortgage Ltd.	New York
71	DB Re S.A.	Luxembourg
72	DB Service Centre Limited	Dublin
73	DB Services (Jersey) Limited	St. Helier
74	DB Services Americas, Inc.	Wilmington
75	DB Servizi Amministrativi S.r.l.	Milan
76	DB Strategic Advisors, Inc.	Makati City
77	DB Structured Derivative Products, LLC	Wilmington
78	DB Structured Products, Inc.	Wilmington
79	DB Trustee Services Limited	London
80	DB Trustees (Hong Kong) Limited	Hong Kong
81	DB U.S. Financial Markets Holding Corporation	Wilmington
82	DB UK Bank Limited	London
83	DB UK Holdings Limited	London
84	DB UK PCAM Holdings Limited (in members' voluntary liquidation)	London
85	DB USA Core Corporation	West Trenton
86	DB USA Corporation	Wilmington
87	DB Valoren S.à r.l.	Luxembourg
88	DB Value S.à r.l.	Luxembourg
89	DB VersicherungsManager GmbH	Frankfurt
90	DB Vita S.A.	Luxembourg
91	DBAH Capital, LLC	Wilmington
92	DBCIBZ1	George Town
93	DBFIC, Inc.	Wilmington
94	DBNZ Overseas Investments (No.1) Limited	George Town
95	DBOI Global Services (UK) Limited	London
96	DBR Investments Co. Limited	George Town
97	DBRE Global Real Estate Management IB, Ltd.	George Town
98	DBRMSGP1	George Town	2, 3
99	DBUSBZ2, S.à r.l.	Luxembourg
100	DBX Advisors LLC	Wilmington
101	DEE Deutsche Erneuerbare Energien GmbH	Frankfurt
102	DEUKONA Versicherungs-Vermittlungs-GmbH	Frankfurt
103	Deutsche (Aotearoa) Capital Holdings New Zealand	Auckland

Serial No.	Name of company	Domicile of company	Footnote
104	Deutsche (Aotearoa) Foreign Investments New Zealand	Auckland
105	Deutsche (New Munster) Holdings New Zealand Limited	Auckland
106	Deutsche Alternative Asset Management (UK) Limited	London
107	Deutsche Asia Pacific Holdings Pte Ltd	Singapore
108	Deutsche Asset Management (India) Private Limited	Mumbai
109	Deutsche Australia Limited	Sydney
110	Deutsche Bank (Cayman) Limited	George Town
111	Deutsche Bank (China) Co., Ltd.	Beijing
112	Deutsche Bank (Malaysia) Berhad	Kuala Lumpur
113	Deutsche Bank (Suisse) SA	Geneva
114	Deutsche Bank (Uruguay) Sociedad Anónima Institución Financiera Externa	Montevideo
115	DEUTSCHE BANK A.S.	Istanbul
116	Deutsche Bank Americas Holding Corp.	Wilmington
117	Deutsche Bank Europe GmbH	Frankfurt
118	Deutsche Bank Financial Company	George Town
119	Deutsche Bank Holdings, Inc.	Wilmington
120	Deutsche Bank Immobilien GmbH	Hameln
121	Deutsche Bank Insurance Agency Incorporated	Wilmington
122	Deutsche Bank Luxembourg S.A.	Luxembourg
123	Deutsche Bank Mutui S.p.A.	Milan
124	Deutsche Bank National Trust Company	Los Angeles
125	Deutsche Bank Polska Spólka Akcyjna	Warsaw
126	Deutsche Bank Representative Office Nigeria Limited	Lagos
127	Deutsche Bank S.A. - Banco Alemão	Sao Paulo
128	Deutsche Bank Securities Inc.	Wilmington
129	Deutsche Bank Securities Limited	Toronto
130	Deutsche Bank Società per Azioni	Milan
131	Deutsche Bank Trust Company Americas	New York
132	Deutsche Bank Trust Company Delaware	Wilmington
133	Deutsche Bank Trust Company, National Association	New York
134	Deutsche Bank Trust Corporation	New York

Serial No.	Name of company	Domicile of company	Footnote
135	Deutsche Bank, Sociedad Anónima Española Unipersonal	Madrid
136	Deutsche Capital Finance (2000) Limited	George Town
137	Deutsche Capital Markets Australia Limited	Sydney
138	Deutsche Cayman Ltd.	Camana Bay
139	Deutsche Custody N.V.	Amsterdam
140	Deutsche Domus New Zealand Limited	Auckland
141	Deutsche Equities India Private Limited	Mumbai
142	Deutsche Finance No. 2 Limited (in voluntary liquidation)	George Town
143	Deutsche Foras New Zealand Limited	Auckland
144	Deutsche Gesellschaft für Immobilien-Leasing mit beschränkter Haftung i.L.	Duesseldorf
145	Deutsche Global Markets Limited	Tel Aviv
146	Deutsche Group Holdings (SA) Proprietary Limited	Johannesburg
147	Deutsche Group Services Pty Limited	Sydney
148	Deutsche Grundbesitz-Anlagegesellschaft mit beschränkter Haftung	Frankfurt
149	Deutsche Holdings (Grand Duchy)	Luxembourg
150	Deutsche Holdings (Luxembourg) S.à r.l.	Luxembourg
151	Deutsche Holdings Limited	London
152	Deutsche Holdings No. 2 Limited	London
153	Deutsche Holdings No. 3 Limited	London
154	Deutsche Holdings No. 4 Limited (in members' voluntary liquidation)	London
155	Deutsche Immobilien Leasing GmbH	Duesseldorf
156	Deutsche India Holdings Private Limited	Mumbai
157	Deutsche India Private Limited	Mumbai
158	Deutsche International Corporate Services (Ireland) Limited	Dublin
159	Deutsche Investments (Netherlands) N.V. in liquidatie	Amsterdam
160	Deutsche Investments India Private Limited	Mumbai

Serial No.	Name of company	Domicile of company	Footnote
161	Deutsche Investor Services Private Limited	Mumbai
162	Deutsche Knowledge Services Pte. Ltd.	Singapore
163	Deutsche Leasing New York Corp.	New York
164	Deutsche Mexico Holdings S.à r.l.	Luxembourg
165	Deutsche Morgan Grenfell Group Limited (in members' voluntary liquidation)	London
166	Deutsche Mortgage & Asset Receiving Corporation	Wilmington
167	Deutsche Nederland N.V.	Amsterdam
168	Deutsche New Zealand Limited	Auckland
169	Deutsche Nominees Limited	London
170	Deutsche Oppenheim Family Office AG	Cologne
171	Deutsche Overseas Issuance New Zealand Limited	Auckland
172	Deutsche Postbank Finance Center Objekt GmbH	Schuettringen
173	Deutsche Securities (India) Private Limited	New Delhi
174	Deutsche Securities (Proprietary) Limited	Johannesburg
175	Deutsche Securities (SA) (Proprietary) Limited	Johannesburg
176	Deutsche Securities Asia Limited	Hong Kong
177	Deutsche Securities Inc.	Tokyo
178	Deutsche Securities Israel Ltd.	Tel Aviv
179	Deutsche Securities Korea Co.	Seoul
180	Deutsche Securities Saudi Arabia (a closed joint stock company)	Riyadh
181	Deutsche Securities, S.A. de C.V., Casa de Bolsa	Mexico City
182	Deutsche Services (CI) Limited	St. Helier
183	Deutsche Services Polska Sp. z o.o.	Warsaw
184	Deutsche StiftungsTrust GmbH	Frankfurt
185	Deutsche Strategic Investment Holdings Yugen Kaisha	Tokyo
186	Deutsche Trustee Company Limited	London
187	Deutsche Trustee Services (India) Private Limited	Mumbai
188	Deutsche Trustees Malaysia Berhad	Kuala Lumpur
189	Deutsche Wealth Management S.G.I.I.C., S.A.	Madrid

Serial No.	Name of company	Domicile of company	Footnote
190	Deutsches Institut für Altersvorsorge GmbH	Frankfurt
191	DI Deutsche Immobilien Treuhandgesellschaft mbH	Frankfurt
192	DISCA Beteiligungsgesellschaft mbH	Duesseldorf
193	Durian (Luxembourg) S.à r.l.	Luxembourg
194	DWS Alternatives France	Paris
195	DWS Alternatives Global Limited	London
196	DWS Alternatives GmbH	Frankfurt
197	DWS Asset Management (Korea) Company Limited	Seoul
198	DWS Beteiligungs GmbH	Frankfurt
199	DWS CH AG	Zurich
200	DWS Consulting Shanghai Limited	Shanghai
201	DWS Corporate Management Shanghai Limited	Shanghai
202	DWS Distributors, Inc.	Wilmington
203	DWS Far Eastern Investments Limited	Taipei
204	DWS Global Business Services Inc.	Taguig City
205	DWS Group GmbH & Co. KGaA	Frankfurt	2
206	DWS Group Services UK Limited	London
207	DWS Grundbesitz GmbH	Frankfurt
208	DWS India Private Limited	Mumbai
209	DWS International GmbH	Frankfurt
210	DWS Investment GmbH	Frankfurt
211	DWS Investment Management Americas, Inc.	Wilmington
212	DWS Investment S.A.	Luxembourg
213	DWS Investments Australia Limited	Sydney
214	DWS Investments Hong Kong Limited	Hong Kong
215	DWS Investments Japan Limited	Tokyo
216	DWS Investments Singapore Limited	Singapore
217	DWS Investments UK Limited	London
218	DWS Management GmbH	Frankfurt
219	DWS Real Estate GmbH	Frankfurt
220	DWS Service Company	Wilmington
221	DWS Trust Company	Concord
222	DWS USA Corporation	Wilmington
223	EC EUROPA IMMOBILIEN FONDS NR. 3 GmbH & CO. KG i.I.	Hamburg

Serial No.	Name of company	Domicile of company	Footnote
224	European Value Added I (Alternate G.P.) LLP	London
225	Fiduciaria Sant' Andrea S.r.l.	Milan
226	Finanzberatungsgesellschaft mbH der Deutschen Bank	Berlin
227	Fir (Luxembourg) S.à r.l.	Luxembourg
228	Franz Urbig- und Oscar Schlitter-Stiftung Gesellschaft mit beschränkter Haftung	Frankfurt
229	Fünfte SAB Treuhand und Verwaltung GmbH & Co. Suhl "Rimbachzentrum" KG	Bad Homburg
230	German American Capital Corporation	Lutherville-Timonium
231	Greenheart (Luxembourg) S.à r.l.	Luxembourg
232	Greenwood Properties Corp.	New York	1
233	Grundstücksgesellschaft Frankfurt Bockenheimer Landstraße GbR	Troisdorf	2
234	Grundstücksgesellschaft Kerpen-Sindorf Vogelrutherfeld GbR	Troisdorf	2
235	Grundstücksgesellschaft Köln Oppenheimstraße GbR	Troisdorf	2
236	Grundstücksgesellschaft Wiesbaden Luisenstraße/Kirchgasse GbR	Troisdorf	2
237	Immobilienfonds Büro-Center Erfurt am Flughafen Bindersleben I GbR	Troisdorf	2
238	Immobilienfonds Wohn- und Geschäftshaus Köln-Blumenberg V GbR	Troisdorf	2
239	ISTRON Beteiligungs- und Verwaltungs-GmbH	Cologne
240	Joint Stock Company Deutsche Bank DBU	Kyiv
241	Jyogashima Godo Kaisha	Tokyo
242	KEBA Gesellschaft für interne Services mbH	Frankfurt
243	Kidson Pte Ltd	Singapore
244	Konsul Inkasso GmbH	Essen
245	LA Water Holdings Limited	George Town
246	LAWL Pte. Ltd.	Singapore
247	Leasing Verwaltungsgesellschaft Waltersdorf mbH	Schoenefeld
248	Leonardo III Initial GP Limited	London
249	MEF I Manager, S. à r.l.	Munsbach
250	MIT Holdings, Inc.	Baltimore

Serial No.	Name of company	Domicile of company	Footnote
251	MortgageIT Securities Corp.	Wilmington
252	MortgageIT, Inc.	New York
253	norisbank GmbH	Bonn
254	Numis Corporation Limited	London
255	Numis Europe Limited	Dublin
256	Numis Nominees (Client) Limited	London
257	Numis Nominees (NSI) Limited	London
258	Numis Nominees Limited	London
259	Numis Securities Limited	London
260	OOO "Deutsche Bank TechCentre"	Moscow
261	OOO "Deutsche Bank"	Moscow
262	OPB Verwaltungs- und Treuhand GmbH	Cologne
263	OPB-Oktava GmbH	Cologne
264	OPPENHEIM Capital Advisory GmbH	Cologne
265	OPPENHEIM PRIVATE EQUITY Verwaltungsgesellschaft mbH	Cologne
266	PADUS Grundstücks-Vermietungsgesellschaft mbH	Duesseldorf
267	PB Factoring GmbH	Bonn
268	PCC Services GmbH der Deutschen Bank	Essen
269	Plantation Bay, Inc.	St. Thomas
270	Postbank Direkt GmbH	Bonn
271	Postbank Filialvertrieb AG	Bonn
272	Postbank Finanzberatung AG	Hameln
273	Postbank Leasing GmbH	Bonn
274	PT Deutsche Sekuritas Indonesia	Jakarta
275	RoPro U.S. Holding, Inc.	Wilmington
276	Route 28 Receivables, LLC	Wilmington
277	RREEF America L.L.C.	Wilmington
278	RREEF European Value Added I (G.P.) Limited	London
279	RREEF Fund Holding LLC	Wilmington
280	RREEF India Advisors Private Limited	Mumbai
281	RREEF Management L.L.C.	Wilmington
282	SAGITA Grundstücks-Vermietungsgesellschaft mbH i.L.	Duesseldorf
283	Sal. Oppenheim jr. & Cie. Beteiligungs GmbH	Cologne
284	SAPIO Grundstücks-Vermietungsgesellschaft mbH	Duesseldorf
285	Sharps SP I LLC	Wilmington
286	Stelvio Immobiliare S.r.l.	Bolzano

Serial No.	Name of company	Domicile of company	Footnote
287	Süddeutsche Vermögensverwaltung Gesellschaft mit beschränkter Haftung	Frankfurt
288	TELO Beteiligungsgesellschaft mbH	Schoenefeld
289	Thai Asset Enforcement and Recovery Asset Management Company Limited	Bangkok
290	Treuinvest Service GmbH	Frankfurt
291	VÖB-ZVD Processing GmbH	Bonn
292	WEPLA Beteiligungsgesellschaft mbH	Frankfurt

Serial No.	Name of company	Domicile of company	Footnote
Consolidated Structured Entities
293	Al Mi'yar Capital SA	Luxembourg	4
294	Alguer Inversiones Designated Activity Company	Dublin
295	Alixville Invest, S.L.	Madrid
296	Altersvorsorge Fonds Hamburg Alter Wall Dr. Juncker KG	Frankfurt
297	Atlas Investment Company 1 S.à r.l., en liquidation volontaire	Luxembourg
298	Atlas Investment Company 2 S.à r.l., en liquidation volontaire	Luxembourg
299	Atlas Investment Company 3 S.à r.l., en liquidation volontaire	Luxembourg
300	Atlas Investment Company 4 S.à r.l., en liquidation volontaire	Luxembourg
301	Atlas Portfolio Select SPC	George Town
302	Atlas SICAV - FIS, en liquidation volontaire	Luxembourg	4
303	Australian Secured Personal Loans Trust	Melbourne
304	Axia Insurance, Ltd.	Hamilton	4
305	Carpathian Investments Designated Activity Company	Dublin
306	Cathay Capital Company Limited	Ebène	1
307	Cathay Strategic Investment Company Limited	Hong Kong
308	Cayman Reference Fund Holdings Limited	George Town
309	Ceto S.à r.l.	Luxembourg
310	Charitable Luxembourg Four S.à r.l.	Luxembourg
311	Charitable Luxembourg Three S.à r.l.	Luxembourg
312	Charitable Luxembourg Two S.à r.l.	Luxembourg
313	City Leasing (Thameside) Limited	London
314	City Leasing Limited	London
315	CLASS Limited	St. Helier	4
316	Collins Capital Low Volatility Performance II Special Investments, Ltd.	Road Town
317	Crofton Invest, S.L.	Madrid
318	Danube Properties S.à r.l., en faillite	Luxembourg
319	DB Asset Finance I S.à r.l.	Luxembourg
320	DB Asset Finance II S.à r.l.	Luxembourg
321	DB Aster II, LLC	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
322	DB Aster, Inc.	Wilmington
323	DB Aster, LLC	Wilmington
324	DB Covered Bond S.r.l.	Conegliano
325	DB Credit Investments S.à r.l.	Luxembourg
326	DB Finance International GmbH	Frankfurt
327	DB Holding Fundo de Investimento Multimercado Investimento no Exterior Crédito Privado	Sao Paulo
328	DB Litigation Fee LLC	Wilmington
329	DB Municipal Holdings LLC	Wilmington
330	DB SPEARs/LIFERs, Series DB-8092 Trust	Wilmington
331	DB SPEARs/LIFERs, Series DB-8093 Trust	Wilmington
332	DB SPEARs/LIFERs, Series DB-8095 Trust	Wilmington
333	DB SPEARs/LIFERs, Series DB-8096 Trust	Wilmington
334	DB SPEARs/LIFERs, Series DB-8097 Trust	Wilmington
335	DB SPEARs/LIFERs, Series DB-8098 Trust	Wilmington
336	DB SPEARs/LIFERs, Series DB-8103 Trust	Wilmington
337	DB SPEARs/LIFERs, Series DB-8108 Trust	Wilmington
338	DB SPEARs/LIFERs, Series DB-8114 Trust	Wilmington
339	DB SPEARs/LIFERs, Series DB-8119 Trust	Wilmington
340	DB SPEARs/LIFERs, Series DB-8129 Trust	Wilmington
341	DB SPEARs/LIFERs, Series DB-8139 Trust	Wilmington
342	DB SPEARs/LIFERs, Series DB-8141 Trust	Wilmington
343	DB SPEARs/LIFERs, Series DB-8142 Trust	Wilmington
344	DB SPEARs/LIFERs, Series DB-8143 Trust	Wilmington
345	DB SPEARs/LIFERs, Series DB-8144 Trust	Wilmington
346	DB SPEARs/LIFERs, Series DB-8145 Trust	Wilmington
347	DB SPEARs/LIFERs, Series DB-8146 Trust	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
348	DB SPEARs/LIFERs, Series DB-8147 Trust	Wilmington
349	DB SPEARs/LIFERs, Series DB-8148 Trust	Wilmington
350	DB SPEARs/LIFERs, Series DB-8149 Trust	Wilmington
351	DB SPEARs/LIFERs, Series DB-8150 Trust	Wilmington
352	DB SPEARs/LIFERs, Series DB-8151 Trust	Wilmington
353	DB SPEARs/LIFERs, Series DB-8201 Trust	Wilmington
354	DB SPEARs/LIFERs, Series DB-8202 Trust	Wilmington
355	DB SPEARs/LIFERs, Series DBE-8055 Trust	Wilmington
356	DB SPEARs/LIFERs, Series DBE-8057 Trust	Wilmington
357	DB SPEARs/LIFERs, Series DBE-8060 Trust	Wilmington
358	DB SPEARs/LIFERs, Series DBE-8067 Trust	Wilmington
359	DB SPEARs/LIFERs, Series DBE-8070 Trust	Wilmington
360	DB SPEARs/LIFERs, Series DBE-8071 Trust	Wilmington
361	DB SPEARs/LIFERs, Series DBE-8081 Trust	Wilmington
362	DB SPEARs/LIFERs, Series DBE-8082 Trust	Wilmington
363	DB SPEARs/LIFERs, Series DBE-8090 Trust	Wilmington
364	DB SPEARs/LIFERs, Series DBE-8099 Trust	Wilmington
365	DB SPEARs/LIFERs, Series DBE-8100 Trust	Wilmington
366	DB SPEARs/LIFERs, Series DBE-8101 Trust	Wilmington
367	DB SPEARs/LIFERs, Series DBE-8105 Trust	Wilmington
368	DB SPEARs/LIFERs, Series DBE-8106 Trust	Wilmington
369	DB SPEARs/LIFERs, Series DBE-8107 Trust	Wilmington
370	DB SPEARs/LIFERs, Series DBE-8109 Trust	Wilmington
371	DB SPEARs/LIFERs, Series DBE-8110 Trust	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
372	DB SPEARs/LIFERs, Series DBE-8113 Trust	Wilmington
373	DB SPEARs/LIFERs, Series DBE-8118 Trust	Wilmington
374	DB SPEARs/LIFERs, Series DBE-8120 Trust	Wilmington
375	DB SPEARs/LIFERs, Series DBE-8121 Trust	Wilmington
376	DB SPEARs/LIFERs, Series DBE-8122 Trust	Wilmington
377	DB SPEARs/LIFERs, Series DBE-8123 Trust	Wilmington
378	DB SPEARs/LIFERs, Series DBE-8124 Trust	Wilmington
379	DB SPEARs/LIFERs, Series DBE-8125 Trust	Wilmington
380	DB SPEARs/LIFERs, Series DBE-8126 Trust	Wilmington
381	DB SPEARs/LIFERs, Series DBE-8128 Trust	Wilmington
382	DB SPEARs/LIFERs, Series DBE-8130 Trust	Wilmington
383	DB SPEARs/LIFERs, Series DBE-8131 Trust	Wilmington
384	DB SPEARs/LIFERs, Series DBE-8132 Trust	Wilmington
385	DB SPEARs/LIFERs, Series DBE-8133 Trust	Wilmington
386	DB SPEARs/LIFERs, Series DBE-8134 Trust	Wilmington
387	DB SPEARs/LIFERs, Series DBE-8135 Trust	Wilmington
388	DB SPEARs/LIFERs, Series DBE-8136 Trust	Wilmington
389	DB SPEARs/LIFERs, Series DBE-8137 Trust	Wilmington
390	DB SPEARs/LIFERs, Series DBE-8138 Trust	Wilmington
391	DB SPEARs/LIFERs, Series DBE-8140 Trust	Wilmington
392	DB SPEARs/LIFERs, Series DBE-8152 Trust	Wilmington
393	DB SPEARs/LIFERs, Series DBE-8153 Trust	Wilmington
394	DB SPEARs/LIFERs, Series DBE-8908 Trust	Newark
395	DB SPEARs/LIFERs, Series DBE-8909 Trust	Newark

Serial No.	Name of company	Domicile of company	Footnote
396	DB Structured Holdings Luxembourg S.à r.l.	Luxembourg
397	DBRE Global Real Estate Management US IB, L.L.C.	Wilmington
398	DBX ETF Trust	Wilmington	4
399	Deloraine Spain, S.L.	Madrid
400	Deutsche Bank Luxembourg S.A. - Fiduciary Deposits	Luxembourg	4
401	Deutsche Bank Luxembourg S.A. - Fiduciary Note Programme	Luxembourg	4
402	Deutsche Colombia S.A.S. - en Liquidacion	Bogotá
403	Deutsche Postbank Funding LLC I	Wilmington
404	Deutsche Postbank Funding LLC III	Wilmington
405	Deutsche Postbank Funding Trust I	Newark
406	Deutsche Postbank Funding Trust III	Newark
407	DWS Alternatives (IE) ICAV	Dublin
408	DWS Concept	Luxembourg	4
409	DWS EREP Lux 1 S.à r.l.	Luxembourg
410	DWS European Real Estate Partners S.C.A. SICAV-RAIF	Luxembourg
411	DWS Funds	Luxembourg	4
412	DWS Garant	Luxembourg	4
413	DWS Invest	Luxembourg	4
414	DWS Invest (IE) ICAV	Dublin
415	DWS Zeitwert Protect	Luxembourg
416	DWS-Fonds Treasury Liquidity (EUR)	Frankfurt
417	Dynamic Infrastructure Securities Fund LP	Wilmington
418	Earls Eight Limited	George Town	4
419	Earls Four Limited	George Town	4
420	Einkaufszentrum "HVD Dresden" S.à.r.l & Co. KG i.I.	Cologne
421	Emerald Asset Repackaging Designated Activity Company	Dublin
422	Emerging Markets Capital Protected Investments Limited	George Town	4
423	Emeris	George Town
424	Erste Frankfurter Hoist GmbH i.L.	Frankfurt
425	Fondo Privado de Titulización PYMES I Designated Activity Company	Dublin

Serial No.	Name of company	Domicile of company	Footnote
426	Freddie Mac Class A Taxable Multifamily M Certificates Series M-037	McLean
427	Freddie Mac Class A Taxable Multifamily M Certificates Series M-039	McLean
428	Freddie Mac Class A Taxable Multifamily M Certificates Series M-040	McLean
429	Freddie Mac Class A Taxable Multifamily M Certificates Series M-041	McLean
430	Freddie Mac Class A Taxable Multifamily M Certificates Series M-043	McLean
431	Freddie Mac Class A Taxable Multifamily M Certificates Series M-044	McLean
432	G.O. IB-US Management, L.L.C.	Wilmington
433	GAC-HEL, Inc.	Wilmington
434	Galene S.à r.l.	Luxembourg
435	Gladyr Spain, S.L.	Madrid
436	Global Opportunities Co-Investment Feeder, LLC	Wilmington
437	Global Opportunities Co-Investment, LLC	George Town
438	GWC-GAC Corp.	Wilmington
439	Havbell Designated Activity Company	Maynooth
440	Histria Inversiones Designated Activity Company	Dublin
441	Infrastructure Debt Fund S.C.Sp. SICAV-RAIF	Luxembourg
442	Inn Properties S.à r.l., en faillite	Luxembourg
443	Investor Solutions Limited	St. Helier	4
444	Isar Properties S.à r.l., en faillite	Luxembourg
445	IVAF (Jersey) Limited	St. Helier
446	Kelona Invest, S.L.	Madrid
447	Kelsey Street LLC	Wilmington
448	KH Kitty Hall Holdings Limited	Dublin
449	Kratus Inversiones Designated Activity Company	Dublin
450	Kronos Funding Ltd	London
451	Kuiper Credit Opportunities - Kuiper Compartment 01 - Bel-Air	Paris
452	Ledyard, S.L.	Madrid
453	87 Leonard Development LLC	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
454	LES Essex Crossing Holdings Acquisition LLC	Wilmington
455	LES Essex Crossing Parent LLC	Wilmington
456	LES Essex Crossing Property Holdings LLC	Wilmington
457	Life Mortgage S.r.l.	Conegliano
458	Lindsell Finance Limited (in dissolution)	St. Julian's
459	Lockwood Invest, S.L.	Madrid
460	London Industrial Leasing Limited	London
461	Lunashadow Limited	Dublin
462	1800 M Chaperone Investor LLC	Wilmington
463	Malabo Holdings Designated Activity Company	Dublin
464	Merlin XI	George Town
465	Meseta Inversiones Designated Activity Company	Dublin
466	Motion Picture Productions One GmbH & Co. KG	Frankfurt	2
467	MPP Beteiligungsgesellschaft mbH	Frankfurt
468	Navegator - SGFTC, S.A.	Lisbon
469	NCW Holding Inc.	Vancouver
470	New 87 Leonard, LLC	Wilmington
471	Oasis Securitisation S.r.l.	Conegliano	1
472	Oder Properties S.à r.l., en faillite	Luxembourg
473	Palladium Global Investments S.A.	Luxembourg	4
474	Palladium Securities 1 S.A.	Luxembourg	4
475	PARTS Funding, LLC	Wilmington
476	PEIF II SLP Feeder 2 LP	Edinburgh
477	PEIF III SLP Feeder GP, S.à r.l.	Senningerberg
478	PEIF III SLP Feeder, SCSp	Senningerberg
479	PEIF IV SLP DWS Feeder, SCSp	Senningerberg
480	Philippine Opportunities for Growth and Income (SPV-AMC), INC.	Makati City
481	Property Debt Fund S.C.Sp. SICAV-RAIF	Luxembourg
482	PUTTERs/DRIVERs, Series 3004 Trust	Wilmington
483	PUTTERs/DRIVERs, Series 3005DB Trust	Wilmington
484	PUTTERs/DRIVERs, Series 3007DB Trust	Wilmington
485	QR Tower 2, LLC	Wilmington
486	Radical Properties Unlimited Company	Dublin

Serial No.	Name of company	Domicile of company	Footnote
487	Redstone Finance Designated Activity Company	Dublin
488	Rhine Euro CLO I Designated Activity Company	Dublin
489	Rhine Properties S.à r.l., en faillite	Luxembourg
490	ROCKY 2021-1 SPV S.r.l.	Conegliano
491	Romareda Holdings Designated Activity Company	Dublin
492	RREEF DCH, L.L.C.	Wilmington
493	Samburg Invest, S.L.	Madrid
494	SCB Alpspitze UG (haftungsbeschränkt)	Frankfurt
495	Seaconview Designated Activity Company	Maynooth
496	SGI SLP Feeder GP S.à.r.l.	Senningerberg
497	SGI SLP Feeder SCSp	Senningerberg
498	Singer Island Tower Suite LLC	Wilmington
499	Somkid Immobiliare S.r.l.	Conegliano
500	SP Mortgage Trust	Wilmington
501	SPV I Sociedad Anónima Cerrada	Lima
502	SPV II Sociedad Anónima Cerrada	Lima
503	Style City Limited	Dublin
504	Sunrise Turnaround Partners G.K.	Tokyo
505	300 SW Parent LLC	Wilmington
506	300 SW Property Holdings LLC	Wilmington
507	Swabia 1 Designated Activity Company (in liquidation)	Dublin
508	Swabia 1. Vermögensbesitz-GmbH i.L.	Frankfurt
509	Tagus - Sociedade de Titularização de Creditos, S.A.	Lisbon
510	Tasman NZ Residential Mortgage Trust	Auckland
511	Trave Properties S.à r.l., en faillite	Luxembourg
512	VCJ Lease S.à r.l.	Luxembourg
513	Waltzfire Limited	Dublin
514	Wedverville Spain, S.L.	Madrid
515	Wendelstein 2017-1 UG (haftungsbeschränkt)	Frankfurt
516	Wendelstein 2024-1 UG (haftungsbeschränkt)	Frankfurt
517	5353 WHMR LLC	Wilmington
518	Xtrackers	Luxembourg	4
519	Xtrackers (IE) Public Limited Company	Dublin	4
520	Xtrackers II	Luxembourg	4
521	Zumirez Drive LLC	Wilmington

Serial No.	Footnotes - English
1	Controlled.
2	Status as shareholder with unlimited liability pursuant to Section 313 (2) Number 6 HGB.
3	General Partnership.
4	The company made use of the exemption offered by Section 264 No. 3 HGB.
5	Only specified assets and related liabilities (silos) of this entity were consolidated.